UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2010

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 4, 2010, First BanCorp. (the "Corporation") announced that its wholly-owned subsidiary bank, FirstBank Puerto Rico (the "Bank"), has agreed to a Consent Order (the "Order") with the Federal Deposit Insurance Corporation (the "FDIC") and the Office of the Commissioner of Financial Institutions of Puerto Rico (the "OCIF"). Pursuant to the Order, the Bank has agreed to take certain actions designed to improve the financial condition of the Bank. The Corporation also announced that it entered into a written agreement (the "Written Agreement" and collectively with the Order the "Agreements") with the Federal Reserve Bank of New York (the "FRB"). A copy of the press release issued by the Corporation relating to the Agreements is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Management and the Board of Directors of the Corporation and the Bank have been working proactively over the past months to address many of the items that have been outlined in the Agreements which stem from the FDIC’s examination as of the period ended June 30, 2009 conducted during the second half of 2009. Under the Order, the Bank has agreed to address specific areas through the adoption and implementation of procedures, plans and policies designed to improve the safety and soundness of the Bank. These actions include, among others, that the Bank will maintain qualified management and continued active Board participation in the affairs of the Bank, develop and adopt a plan to attain certain levels of capital, reduce the level of classified and delinquent loans, develop a funds management plan which includes a reduction in the reliance on brokered deposits, and report quarterly on the Bank’s progress in meeting the requirements of the Order.

The Written Agreement is designed to enhance the Corporation’s ability to act as a source of strength to the Bank and requires that the Corporation obtain FRB approval before paying dividends, receiving dividends from the Bank, making payments on subordinated debt or trust preferred securities, incurring or guaranteeing debt or purchasing or redeeming any corporate stock. The Written Agreement also requires the Corporation to submit a capital plan and progress reports, comply with certain notice provisions prior to appointing new directors or senior executive officers and comply with certain payment restrictions on golden parachute payments and indemnification restrictions.

The Agreements impose no other restrictions on the Bank’s products or services offered to customers, nor do they impose any type of penalties or fines upon the Bank or the Corporation. Concurrent with the Agreements, the FDIC granted the Bank a temporary waiver to enable it to continue accessing the brokered deposit market. The Bank will request approvals for future periods.

The above description of the Agreements is only a summary and is qualified in its entirety by the full text of such documents, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No. - Description

10.1 - Consent Order, dated June 2, 2010.

10.2 - Written Agreement, dated June 3, 2010.

99.1 - Press Release, dated June 4, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

June 4, 2010	By:	Orlando Berges

Name: Orlando Berges
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Consent Order, dated June 2, 2010.
10.2	Written Agreement, dated June 3, 2010.
99.1	Press Release, dated June 4, 2010.